UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIEW SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	59-2928366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1550 Caton Center Drive, Suite E. Baltimore, Maryland	21227
(Address of Principal Executive Offices)	(Zip Code)

View Systems, Inc. 2010 Equity Incentive Plan,

View Systems, Inc. 2010 Service Provider Stock Compensation Plan

(Full title of the plan)

Gunther Than

President and Chief Executive Officer

1550 Caton Center Drive Suite E, Baltimore, MD 21227

(Name and address of agent for service)

(410) 242-8439

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share, included in 2010 Equity Incentive Plan	50,000,000	$0.02	$1,000,000	$ 71.30
Common Stock, par value $0.01 per share, included in 2010 Service Provider Stock Compensation Plan	50,000,000	$ 0.02	$1,000,000-	$ 71.30
Total	100,000,000		$2,000,000	$142.60

(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

 (2)  Estimated pursuant to Rule 457(h)  solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported on the Over the Counter Bulletin Board on July 12, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement (the “Registration Statement”) relates to the issuance of shares of common stock, par value $.001 per share (the “Common Stock”) of View Systems, Inc., a Nevada corporation (the “Company”) to persons who participate in the View Systems, Inc. 2010 Equity Incentive Plan or the View Systems, Inc. 2010 Service Provider Stock Compensation Plan (the “Plans”).

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) (§230.428(b)(1)).  Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 (§230.424).  These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.  See Rule 428(a)(1) (§230.428(a)(1)).

Item 1.  Plan Information. *

Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information. *

Not required to be filed with this Registration Statement.

*

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement will be sent or given to participants of the Registrant’s Plans, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by View Systems, Inc. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

(a)

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 31, 2010;

(b)

The Company’s Current Reports on Form 8-K filed on January 7, 2010, January 11, 2010, and April 15, 2010; the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 filed on May 14, 2010;

(c)

The description of the Company’s Common Stock in the Company’s Form 10-SB registration statement, filed on August 13, 1999 and as amended through October 26, 1999; and

(d)

The description of the Company’s Common Stock in the Company’s definitive Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 filed on January 21, 2010.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not required to be filed with this Registration Statement.  The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

Larry O’Donnell, CPA, P.C., the Registrant’s independent registered public accountants, has no interest in the Registrant.  The consolidated financial statements of View Systems, Inc. as of December 31, 2009 and 2008, incorporated by reference herein and elsewhere in this prospectus, have been audited by Larry O’Donnell, CPA, P.C., an independent registered public accounting firm, for the periods and the extent set forth in its report appearing herein and elsewhere in the prospectus. The consolidated financial statements have been included in reliance upon the report of such firm given upon its authority as an expert in auditing and accounting.

Russell C. Weigel, III, P.A., counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plans, will be validly issued, fully paid and non-assessable.  Russell C. Weigel, III, P.A., from time to time may be a shareholder of the Registrant and is from time to time compensated with the common stock of the Company for services rendered.  As of the date of this Registration, the Registrant is indebted to Russell C. Weigel, III, P.A. and plans to satisfy the debt with payment in the form of common stock of the Company.  Russell C. Weigel, III, P.A. is not presently a shareholder of the Company.

Item 6.    Indemnification of Directors and Officers.

The Nevada Revised Statutes permit a Nevada corporation to provide for mandatory indemnification of its directors, officers, employees, and agents.  Article VI of our Articles of Incorporation, as amended and restated, provides for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other Company in the performance of his duties as such officer or director.  In addition, Article V of our Bylaws provides for mandatory indemnification of our directors and discretionary indemnification of our officers, employees, and agents.

The Nevada Revised Statutes also permit a Nevada corporation to obtain insurance or other financial means to indemnify its directors, officers, employees, and agents. Our bylaws authorize us to obtain purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable provisions of the Statutes.  The Company has not taken steps to obtain such insurance or other financial means but may do so during the time that the Plans registered herein remain in effect.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these provisions are necessary to attract and retain talented and experienced directors, officers, employees, and agents.

At the time of this Registration, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that would result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers, employees, or agents pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this registration statement unless otherwise indicated:
5. Opinion of Russell C. Weigel, III, P.A. regarding the legality of the securities registered
10.1 2010 Equity Incentive Plan and Plan Agreements
10.2 2010 Service Provider Stock Compensation Plan
23.1 Consent of legal advisor (included in legal opinion)
23.2 Consent of auditor.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (b) and (c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on July 20, 2010.

VIEW SYSTEMS, INC.

By:	/s/ GUNTHER THAN
Name:	Gunther Than
Title:	Chairman, Chief Executive Officer,
Acting Chief Financial Officer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and of the date indicated:

Signature	Title	Date

/s/ GUNTHER THAN	Director	July 20, 2010
Gunther Than

/s/ DR. MARTIN MAASSEN	Director	July 20, 2010
Dr. Martin Maassen

/s/ DR. MICHAEL BAGNOLI	Director/ Secretary	July 20, 2010
Dr. Michael Bagnoli

/s/ WILLIAM PAUL PRICE	Director	July 20, 2010
William Paul Price

 Exhibit Index

5.

Opinion of Russell C. Weigel, III, P.A. regarding the legality of the securities registered.

10.1

2010 Equity Incentive Plan and Plan Agreements.

10.2

2010 Service Provider Stock Compensation Plan.

23.1

Consent of legal advisor (included in legal opinion).

23.2

Consent of auditor.